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Exhibit No. 7
Ozolutions, Inc.
Form 10-SB


                         LOAN AGREEMENT

THIS AGREEMENT made as of the 21st day of June 2000

BETWEEN:

     OZOLUTIONS INC., a corporation incorporated under the laws of State of Delaware

     (hereinafter referred to as the "Borrower")

                                        OF THE FIRST PART,

                            -- and --

     1421209 ONTARIO LIMITED a company incorporated pursuant to the laws of the Province of Ontario and having its Head
     Office in the City of Toronto

     (hereinafter referred to as the "Lender")

                                        OF THE SECOND PART.

      WHEREAS the Lender expects to receive sums payable to it on the divestment of certain of its assets pursuant to an Agreement of even date made between the Lender and the Borrower;

     AND WHEREAS the Borrower has requested the Lender to loan to
the   Borrower  the  aggregate  sum  of  Three  Hundred  Thousand
($300,000.00)   Dollars,  U.S.  on  the  terms   and   conditions
hereinafter set forth;

      AND WHEREAS the Lender is prepared to make such loan out of the U.S. proceeds of sale, as, if and when received;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), IT IS AGREED AS
FOLLOWS:

                     ARTICLE ONE -- THE LOAN

1.1 The Loan. The Lender hereby agrees that on the terms and subject to the conditions set forth herein, it will make a loan (the "Loan") in the aggregate amount of Three
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Hundred  Thousand  ($300,000.00) Dollars, U.S. to  the  Borrower,
conditional upon the Lender receiving the funds in U.S. Dollars from the sale or disposition referred to in the above 2nd mentioned recital;

                 ARTICLE TWO - FORM OF THE NOTE

2.1  Promissory Note. The disbursement of funds made pursuant  to
Section 1. 1 hereof, shall
be evidenced by a Promissory Note (the "Note"), a copy of which is attached hereto as Schedule

                   ARTICLE THREE -- REPAYMENT

3.1 Repayment. Unless otherwise due earlier hereunder, the principal amount of the Loan shall be repaid together with any interest or other amounts payable hereunder on the day that is Twenty-Four (24) months from the date of the advance of the loan proceeds.

                    ARTICLE FOUR -- INTEREST

4.1 Interest. The Loan shall bear interest, including interest on overdue interest, both before and after default and judgment on any unpaid principal balance thereof until maturity from time to time at the rate of Six and One-Half percent (6.5%) per annum, calculated half-yearly, not in advance, and payable quarterly not in advance.

             ARTICLE FIVE - PAYMENTS AND PREPAYMENTS

5.1 Type and Place of Payment. All funds made available to the Borrower by the Lender hereunder, and all payments of principal, interest and other amounts payable hereunder by the Borrower, shall be made or delivered to the Lender at the following address:

          1421209 Ontario Limited
          c/o  872 Millwood Road,
          Suite 50,
          Toronto, Ontario

5.2 Prepayments. The Borrower shall not be entitled to prepay any of the outstanding principal amount of the Loan, or any portion thereof.

          ARTICLE SIX - REPRESENTATIONS AND WARRANTIES

6.1 Representations of the Borrower The Borrower represents and warrants as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the Note and upon which the Lender relies in connection with the advance hereunder:

(i) The Borrower is a Corporation duly incorporated and validly subsisting in all respects under the laws of the State of Delaware, and has all necessary corporate powers to own its properties and to carry on its operations as it is now being conducted;

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(ii)  The  Borrower  has  good right, full  corporate  power  and absolute authority to enter into this Agreement. The Borrower and its director have taken all necessary actions to approve or authorize the entering into and the execution, delivery and performance of this Agreement and which constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(iii) The Borrower is not under any obligation, contractual or otherwise to request or obtain a consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Borrower in connection with the execution, delivery or performance by the Borrower of this Agreement or the completion of any of the transactions contemplated herein;

(iv) There are no actions, suits or proceedings, judicial or administrative pending threatened against the Borrower relating to its activities at law or in equity.

                ARTICLE SEVEN - EVENTS OF DEFAULT

7.1 Default. The Loan, together with accrued interest thereon, and all other obligations of the Borrower hereunder shall become and be immediately due and payable upon written notice of the Lender to the Borrower if any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever:

(a) if default shall be made in the due and punctual payment of the principal of the Loan, when and as the same shall become due and payable, whether on demand by the Lender or by acceleration or otherwise and such default shall have continued for a period of ten (10) days after notice from the Lender to the Borrower;

(b) if default shall be made in the due and punctual payment of interest on the Loan or any other amounts due hereunder, when and as the same shall become due and payable, and such default shall have continued for a period of ten (10) days after notice from the Lender to the Borrower;

(c)  if the Borrower shall:

(i) admit in writing its inability to pay its debts generally as they become due, or not pay its debts generally as they become due;

(ii) file an assignment or a petition in bankruptcy, as the case may be, or a petition to take advantage of any insolvency statute;

(iii)     make an assignment for the benefit of its creditors;

(iv) consent to the appointment of a receiver of the whole or any substantial part of their properties;

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(v)    file   a   petition  or  answer  seeking   reorganization,
arrangement,   adjustment   or   composition   under   applicable
bankruptcy laws or any other applicable law or statute of Canada or any subdivision thereof; and

(vi) have been adjudged by a court having jurisdiction in the premises a bankrupt or insolvent, or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy of the Borrower and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days;

7.2  Remedies. After any acceleration provided for in Section  7.
1, the Lender shall have, in addition to the rights and remedies given it by this Agreement, all those allowed by all applicable laws.

           ARTICLE EIGHT - GENERAL CONTRACT PROVISIONS

8.1 Notices. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a)  To the Borrower at:
(b)  To the Lender at:

1421209 Ontario Limited c/o 872 Millwood Road,
Suite 50,
Toronto, Ontario

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

      All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

8.2 Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof.

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8.3  Counterparts.  This  Agreement may be  executed  in  several counterparts, each of which when executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

8.4 Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States of America.

8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

8.6 Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

      IN WITNESS WHEREOF the parties have duly executed this Loan
Agreement this
day of              2000

                              1421209 Ontario Limited.

                              Per: /s/
                              [Authorized Signing Officer)

                              OZOLUTIONS INC.

                              Per: /s/
                              [Authorized Signing Officer]

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